SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 12, 2016, World Wrestling Entertainment, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $200 million aggregate principal amount of its 3.375% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of the Notes.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes, on December 12, 2016, the Company entered into convertible note hedge transactions with respect to its Class A common stock (the “Convertible Note Hedge Transactions”) with JPMorgan Chase Bank, National Association, London Branch, Morgan Stanley & Co. International plc and Citibank, N.A., affiliates of three of the Initial Purchasers (collectively, the “Counterparties”). The Company paid an aggregate amount of $34.1 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 8.03 million shares of the Company’s Class A common stock, the same number of shares initially underlying the Notes, at a strike price that initially corresponds to the initial conversion price of the Notes, and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes, unless earlier terminated.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of the Company’s Class A common stock, as measured under the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by reference to the full text of the related agreements, which are filed as Exhibits 10.2, 10.4 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on December 12, 2016 the Company separately entered into warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 8.03 million shares of the Company’s Class A common stock at an initial strike price of approximately $31.89 per share, which represents a premium of approximately 60.0% over the last reported sale price of the Company’s Class A common stock of $19.93 on December 12, 2016. The Company received aggregate proceeds of $19.46 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Company’s Class A common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants could have a dilutive effect with respect to the Company’s Class A common stock, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger event, tender offer, and a nationalization, insolvency or delisting involving the Company. In addition, the Warrants are subject to certain specified additional disruption events that may give rise to a termination of the Warrants, including changes in law, insolvency filings and hedging disruptions.

Aside from the initial payment of a premium to the Counterparties under the Convertible Note Hedge Transactions, which amount is partially offset by the receipt of a premium under the Warrants, the Company is not required to make any cash payments to the Counterparties under the Convertible Note Hedge Transactions and will not receive any proceeds if the Warrants are exercised.

The Warrants are separate transactions from the Convertible Note Hedge Transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the related agreements, which are filed as Exhibits 10.3, 10.5 and 10.7 to this Current Report on Form 8-K and are incorporated herein by reference.

If the Initial Purchasers exercise their option to purchase up to an additional $30.0 million aggregate principal amount of the Notes, the Company intends to enter into additional Convertible Note Hedge Transactions, which will initially cover, collectively, the number of shares of the Company’s Class A common stock that will initially underlie the additional Notes sold to the Initial Purchasers. If the Company enters into any additional Convertible Note Hedge Transactions, the Company also intends to enter into additional Warrants initially relating to the number of shares of its Class A common stock underlying the additional Convertible Note Hedge Transactions.

Indenture

On December 16, 2016, the Company entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), relating to the Notes. The Notes will bear interest at a rate of 3.375% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017. The Notes will mature on December 15, 2023, unless earlier repurchased by the Company or converted pursuant to their respective terms.

The initial conversion rate of the Notes is 40.1405 shares of Class A common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $24.91 per share of Class A common stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding June 15, 2023, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period immediately after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Class A common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after June 15, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at the Company’s election.

The Company may not redeem the Notes prior to the maturity date and no “sinking fund” is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s general unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated. The Notes rank effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Notes rank structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

Each of the following events is an “event of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

1)	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

2)	default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

3)	the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

4)	the Company’s failure to give a fundamental change notice or notice of a specified corporate transaction, in each case when due;

5)	the Company’s failure to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets;

6)	the Company’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or Indenture;

7)	default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

9)	a final judgment or judgments for the payment of $20 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing (other than on account of an event of default as described in clause (8) above with respect to the Company), the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization as described in clause (8) above involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

4.1	Indenture between World Wrestling Entertainment, Inc. and U.S. Bank National Association, as trustee, dated December 16, 2016.

4.2	Form of 3.375% Convertible Senior Note due 2023 (included in Exhibit 4.1).

10.1	Purchase Agreement between World Wrestling Entertainment, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein, dated December 12, 2016.

10.2	Convertible Note Hedge Confirmation between World Wrestling Entertainment, Inc. and JPMorgan Chase Bank, National Association, London Branch, dated December 12, 2016.

10.3	Warrant Confirmation between World Wrestling Entertainment, Inc. and JPMorgan Chase Bank, National Association, London Branch, dated December 12, 2016.

10.4	Convertible Note Hedge Confirmation between World Wrestling Entertainment, Inc. and Morgan Stanley & Co. International plc, dated December 12, 2016.

10.5	Warrant Confirmation between World Wrestling Entertainment, Inc. and Morgan Stanley & Co. International plc, dated December 12, 2016.

10.6	Convertible Note Hedge Confirmation between World Wrestling Entertainment, Inc. and Citibank, N.A., dated December 12, 2016.

10.7	Warrant Confirmation between World Wrestling Entertainment, Inc. and Citibank, N.A., dated December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller

Dated: December 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture between World Wrestling Entertainment, Inc. and U.S. Bank National Association, as trustee, dated December 16, 2016.

4.2	Form of 3.375% Convertible Senior Note due 2023 (included in Exhibit 4.1).

10.1	Purchase Agreement between World Wrestling Entertainment, Inc. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein, dated December 12, 2016.

10.2	Convertible Note Hedge Confirmation between World Wrestling Entertainment, Inc. and JPMorgan Chase Bank, National Association, London Branch, dated December 12, 2016.

10.3	Warrant Confirmation between World Wrestling Entertainment, Inc. and JPMorgan Chase Bank, National Association, London Branch, dated December 12, 2016.

10.4	Convertible Note Hedge Confirmation between World Wrestling Entertainment, Inc. and Morgan Stanley & Co. International plc, dated December 12, 2016.

10.5	Warrant Confirmation between World Wrestling Entertainment, Inc. and Morgan Stanley & Co. International plc, dated December 12, 2016.

10.6	Convertible Note Hedge Confirmation between World Wrestling Entertainment, Inc. and Citibank, N.A., dated December 12, 2016.

10.7	Warrant Confirmation between World Wrestling Entertainment, Inc. and Citibank, N.A., dated December 12, 2016.